                                                                       EXHIBIT 3

                         HARSCO CORPORATION SAVINGS PLAN


                                  APPENDIX "B"
                           COLLECTIVE BARGAINING UNITS


Collective Bargaining Units                                           Date of Coverage
---------------------------                                           ----------------
International Brotherhood of                                            April 1, 1990
         Boilermakers, Iron Shipbuilders,
         Blacksmiths, Forgers & Helpers,
         Local Lodge No. 398 (P-K)

United Automobile, Aerospace and                                        January 1, 1992
         Agricultural Implement Workers of America
         Local Union No. 2310 (T-W)

United Steelworkers of America                                          October 16, 1998
         Local Union No. 5944 (T-W)

United Automobile Workers of America                                    July 1, 1994
         Local Union No. 1016 (FRM)

International Brotherhood of                                            July 1, 1995
         Boilermakers, Iron Shipbuilders,
         Blacksmiths, Forgers and Helpers
         AFL-CIO-CFL Local Lodge D546 (IKG)

Independent Workers of North America                                    October 1, 1993
         Local No. 50542 (IKG)

International Association of Bridge,                                    October 1, 1995
         Structural and Ornamental Iron Workers
         Shopmen's Local No. 527 (IKG)

United Steelworkers of America                                          July 1, 1995
         Local Union No. 2176
         Plant 1, Gadsden, AL (HKT)

United Steelworkers of America                                          July 1, 1996
         Local Union No. 1375-03
         Plant 6, Warren, OH (HKT)

                                                                       EXHIBIT 3

                         HARSCO CORPORATION SAVINGS PLAN


                                  APPENDIX "B"
                           COLLECTIVE BARGAINING UNITS

United Steelworkers of America                                        July 1, 1996
         Local Union No. 7054-02
         Plant 20, Ashland, KY (HKT)
         Plant 39, Coalton, KY (HKT)

United Steelworkers of America
         Local Union No. 8628
         Plant 96, Slippery Rock, PA (HKT)                            July 1, 1987
         Local Union No. 9445-11
         Plant 21, Brackenridge, PA (HKT)                             July 1, 1996

United Steelworkers of America                                        July 1, 1996
         Local Union No. 9443-04
         Plant 23, Owensboro, KY (HKT)

United Steelworkers of America                                        July 1, 1996
         Local Union No. 4775
         Plant 27, Riverdale, IL (HKT)

United Steelworkers of America                                        July 1, 1996
         Local Union No. 9048
         Plant 36, Mansfield, OH (HKT)

United Steelworkers of America                                        July 1, 1996
         Local Union No. 9305
         Plant 53, Koppel, PA (HKT)

International Union of Operating Engineers                            July 1, 1985
         Local Union No. 66
         Plant 16, Lyndora, PA (HKT)

International Union of Operating Engineers                            July 1, 1990
         Local Union No. 101
         Plant 19, Kansas City, MO (HKT)


                                     - 27 -